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                                                                      EXHIBIT 11

                            DAIN RAUSCHER CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
               (UNAUDITED, IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)


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                                                            THREE MONTHS ENDED SEPTEMBER 30,  NINE MONTHS ENDED SEPTEMBER 30,
                                                            --------------------------------  -------------------------------
                                                                 1999            1998              1999            1998
                                                                 ----            ----              ----            ----
BASIC EARNINGS PER SHARE:
   Net income...............................................  $   15,317     $      3,507        $   54,820     $   13,315
                                                              ==========     ============        ==========     ==========


   Weighted average common shares outstanding...............      12,448           12,433            12,435         12,379
                                                              ==========     ============        ==========     ==========

Basic earnings per share....................................  $     1.23     $       0.28        $     4.41     $     1.08
                                                              ==========     ============        ==========     ==========



EARNINGS PER SHARE ASSUMING DILUTION:
   Net income...............................................  $   15,317     $      3,507        $   54,820     $   13,315
                                                              ==========     ============        ==========     ==========

Weighted average number of common and dilutive potential common shares outstanding:

   Weighted average common shares outstanding..........           12,448           12,433            12,435         12,379
   Dilutive effect of stock options (net of tax benefits)...         494              434               411            514
   Shares credited to deferred compensation
      plan participants.....................................         600              308               559            285
                                                              ----------     ------------        ----------     ----------

Weighted average number of common and dilutive
      potential common shares outstanding...................      13,542           13,175            13,405         13,178
                                                              ==========     ============        ==========     ==========

Diluted earnings per share..................................  $     1.13     $       0.27        $     4.09     $     1.01
                                                              ==========     ============        ==========     ==========
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